united states
Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 21, 2020

Cadiz Inc.

(Exact Name of Registrant as Specified in its Charter)
DELAWARE	0-12114	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 S. Hope Street, Suite 2850 Los Angeles, CA		90071
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (231) 271-1600
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c)     On May 21, 2020 (the “Effective Date”), Mr. Stanley E. Speer was appointed to serve as the Chief Financial Officer and Secretary of Cadiz Inc. (the “Company”).  Mr. Speer is replacing Mr. Timothy J. Shaheen, who was concurrently appointed to the Company’s newly created position of Director of Development.   As previously disclosed, the Company is engaged in ongoing efforts to expand the agricultural development of its properties.  Mr. Shaheen’s new position was created by the Company in order to utilize Mr. Shaheen’s extensive experience in the agriculture industry to support the active development of the Company’s Cadiz Valley properties for agriculture and complementary water projects.  Mr. Shaheen’s existing employment agreement with the Company was amended as of the Effective Date to reflect the modification of his duties.

 Mr. Speer, age 59, had previously served as the Company’s Chief Financial Officer from 1997 through 2003 and has served as a financial consultant to the Company since 2015.  Since 2012 Mr. Speer has been the principal of Speer and Associates, LLC, a consulting firm he founded to provide practical operational, financial and strategic financial solutions to public and private businesses.  He also serves as a director of Sunworks, Inc., a provider of high performance solar power systems.  From 2006 to 2012 Mr. Speer was a Managing Director with Alvarez & Marsal specializing in advising and assisting boards of directors, investment groups, management groups and lenders in a wide range of turnaround, restructuring and reorganization situations.  Prior to joining the Company in 1997, Mr. Speer was a partner with Coopers & Lybrand (now PricewaterhouseCoopers), where he spent 14 years in the Los Angeles office specializing in business reorganizations and mergers and acquisitions.  Mr. Speer earned his bachelor's degree in business administration from the University of Southern California.

 For his services as Chief Financial Officer and Secretary, Mr. Speer will receive base compensation of $350,000 and will be entitled to participate in the Company’s bonus and equity incentive programs.

Item 8.01     Other Events

 On May 21, 2020, the Company issued a press release regarding the appointments of Mr. Speer and Mr. Shaheen.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

10.1 Employment Agreement between Cadiz Inc. and Stanley E. Speer dated as of May 21, 2020.

10.2 Amendment No. 2 to Amended and Restated Employment Agreement between Cadiz Inc. and Timothy J. Shaheen dated as of May 21, 2020.

99.1 Press Release dated May 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Scott Slater
Scott Slater
Chief Executive Officer

Date:  May 22, 2020